UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FBL Financial Group Merger for $56.00 Per Share Supplemental Materials April 9 , 2021

Disclaimer

This presentation has been designed to provide general information about FBL Financial Group, Inc. ("FBL" or the "Company") and the proposed acquisition by Farm Bureau Property and Casualty Insurance Company ("FBPCIC") of FBL's common stock not held by FBPCIC or the Iowa Farm Bureau Federation ("IFBF"). Any information contained or referenced herein is suitable only as an introduction to the Company. The reader is strongly encouraged to refer to and supplement this presentation with information the Company has filed with the Securities and Exchange Commission (the "SEC").

The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not propose to include all of the information that may be required to evaluate the subject matter herein and the reader is encouraged to conduct his or her own independent analysis of the Company and the data contained or referred to herein.

The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statement or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners and the Company's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

This presentation is provided merely for general informational purposes and is not intended to be, nor should it be, construed as (1) investment, financial, tax or legal advice, (2) a recommendation to buy or sell any security or (3) an offer or solicitation to subscribe for or purchase any security. This presentation does not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although the Company believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, except as provided for by law, and the Company expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein).

Risk Factors and Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information). When we use words such as "anticipate," "intend," "plan," "seek," "believe," "may," "could," "will," "should," "would," "could," "estimate," "continue," "predict," "potential," "project," "expect," or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL's filings with the SEC, including FBL's Annual Report on Form 10-K and FBL's quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, FBL has filed with the SEC a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Contacts

FBL Financial Group

Media:
Bryan Locke and Lindsay Molk
Sard Verbinnen & Co
FBLFinancial-SVC@sardverb.com

Investors:
Kathleen Till Stange
Vice President Corporate & Investor Relations
Kathleen.TillStange@FBLFinancial.com

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Relevant FBL Valuation Methodologies 3 Traditionally when valuing life and annuity companies the following methodologies are used, ranked in order of importance: Trading Comparables Precedent Transactions Intrinsic Valuation: Third Party Actuarial Appraisal (DCF of Statutory Cash Flow) and Dividend Discount Model 1 2 3 • The Special Committee principally relied on intrinsic valuation methodologies, specifically the third party actuarial appraisal, taking into account the fact that FBL is a niche competitor in a declining market and low rate environment • Precedent minority buy - in transactions were merely used as a reference point for the Special Committee’s financial advisor but are not a valuation methodology • Pages 5 and 6 address the selection of comparable companies and precedent transactions used by Barclays, the Special Committee’s financial advisor

Intrinsic Valuation Methodologies Demonstrate Offer is Compelling 4 The Special Committee principally relied on intrinsic valuation methodologies, specifically the third party actuarial appraisal ___________________________________ Source: All reliances and limitations are subject to the Milliman Report as of December 31, 2020 for the third party Actuarial Appraisal. Dividend Discount Model calculations can be found in FBL Financial’s proxy or 13e - 3 filing. 1. Barclays calculated FBL’s discount rate of 9.9% at the time the fairness opinion was delivered to the Special Committee. Per Share Actuarial Value, As Adjusted, at Various Discount Rates 1 $52.15 $49.15 $46.53 $44.24 $5.82 $3.47 $1.61 $0.12 7% 8% 9% 10% ($ / share) Total Value Per Share (Excluding New Business) Value of New Business $52.62 $48.14 $44.36 $57.97 $56.00 / Share Value Per Share Dividend Discount Model, at Various Discount Rates 1 9% 10% 11% ($ / share) $43.24 $38.82 $48.89 $56.00 / Share Value

Selection of Appropriate Comparables

The below companies are not appropriate comparables for FBL. Similarly, the P&C peers referenced in the Proxy Set are not applicable because they operate in an entirely different industry and are taken into consideration in connection with setting executive compensation for the shared FBL and FBPCIC management team, not as valuation comps

- **The Barclays selected comp set is comprised of five companies whose businesses most closely match that of FBL (life and fixed annuities)[1]**
- **Barclays has consistently used these comps since initially presenting them to the Special Committee at the outset of its engagement**

Company	Market Cap ($mm)	2021 P/E	P / BV ex. AOCI[2]	Rationale for Exclusion
Ameriprise	$27,761	12.2x	5.31x	Large-cap, diversified financial services company with a significant focus on wealth and asset management which are fundamentally different from FBL's business, both operationally and from a valuation perspective
Equitable	$14,521	6.2x	1.41x	Life and annuity operations are principally comprised of variable annuities (FBL is not in this business) as well as retirement group insurance and broker / dealer. Additionally, this company has significant earnings contribution from its ~65% stake in the publicly traded asset manager AllianceBernstein
American Financial	$9,920	17.1x	1.82x	Diversified Property & Casualty ("P&C") company that recently announced the sale of its annuity business to MassMutual
Voya Financial	$8,203	12.4x	1.79x	This company is no longer in the life and annuity business – its life and annuity operations were sold in 2018 and 2019. The remaining business is 401(k) recordkeeping, asset management and employee benefits, none of which are businesses in which FBL operates
Unum Group	$5,698	5.9x	0.54x	Employee benefits business with a significant block of long-term care insurance. FBL is not in either of these businesses
Brighthouse	$4,087	4.3x	0.38x	Brighthouse is principally a variable annuity company, MetLife's legacy business. FBL is not in the variable annuity business

Source: FactSet, SNL. Market data as of April 7, 2021.
1. Barclays' comp set is comprised of Athene, American Equity, CNO Financial, Globe Life and Primerica
2. Book value per share figures as of December 31, 2020.

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Precedent Minority Buy - Ins 6 Ann. Date Acquirer Target Commentary P&C Industry Minority Buy - Ins 11/16/2018 Employers Mutual Casualty EMC Insurance Group • The majority of the precedent insurance minority buy - ins that we analyzed involve P&C insurance and reinsurance companies • P&C companies are valued differently than life and annuity companies for a variety of reasons: ▪ Ability to reprice products annually ▪ Different asset and liability profiles ▪ Different distribution models ▪ Different competitive environment ▪ Other fundamental differences in these industries • Given that FBL is not in the P&C industry it would be misleading to use multiples for these transactions for the basis of valuation 1/9/2018 Stone Point Capital Amtrust Financial Services 3/7/2016 American Financial Group Inc. National Interstate Corp. 11/1/2010 CNA CNA Surety Corp. 9/8/2009 Fairfax Financial Holdings, Ltd. Odyssey Re Holdings Corp. 10/27/2008 Loews CNA Financial Corp. 7/17/2007 Alfa Mutual Insurance Co. Alfa Corp. 1/24/2007 American International Group Inc. (AIG) 21st Century Insurance Group Life & Annuity Industry Minority Buy - Ins 3/10/2008 National Mutual Insurance Co. Nationwide Financial Service Transactions were consummated 13 - 14 years ago before the Great Financial Crisis in a different macro environment. Fundamentally different outlook for life and annuity companies today 2/23/2007 American Financial Group Inc. Great American Financial Resources The premiums paid in precedent minority buy - ins were used as a reference point in the Barclays analysis to understand premiums paid in prior transactions, not for purposes of valuing FBL

Transaction Price Represents a Significant Premium Even After Peer P/E Re - Rating 7 The $56 / share offer price represents a 29% - 41% premium to the implied “standalone” FBL share price absent this transaction 9/3/2020 4/7/2021 Implied Share Price Peer Average 1 8.2x 10.9x - FBL 2021 EPS 7.5x 2 10.0x – 11.0x 3 $39.60 - $43.56 4 ___________________________________ Source: FactSet. Market data as of April 7, 2021 . 1. The Barclays comp set is comprised of Athene , American Equity, CNO Financial, Globe Life and Primerica. 2. Multiple based on the average 2021E broker estimates as of 9/3/2020 of $4.99. 3. Implied “standalone” P/E range assuming a 2.5x – 3.5x multiple uplift to FBL’s 9/3/2020 multiple. 4. Implied share price calculated on the basis of FBL management’s publicly available 2021E estimate.

FBL Financial Group, Inc. www.fblfinancial.com www.fbfs.com 8